Exhibit 5.2

DLA Piper LLP (US) 6225 Smith Avenue Baltimore, Maryland 21209 www.dlapiper.com
T	410.580.3000
F	410.580.3001
W	www.dlapiper.com

August 11, 2017

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Re:	McCormick & Company, Incorporated

Ladies and Gentlemen:

We have acted as Maryland counsel to McCormick & Company, Incorporated, a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Post-Effective Amendment No. 1 (the “Registration Statement”) to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-207757) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2017, including a base prospectus, dated August 7, 2017, included therein at the time the Registration Statement became effective (the “Base Prospectus”), the preliminary prospectus supplement, dated August 9, 2017 and filed by the Company with the Commission on August 9, 2017 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and the prospectus supplement dated August 9, 2017 and filed by the Company with the Commission on August 10, 2017 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the offer, issue and sale by the Company of (i) $750,000,000 initial principal amount of its 2.700% Notes due 2022, (ii) $700,000,000 initial principal amount of its 3.150% Notes due 2024, (iii) $750,000,000 initial principal amount of its 3.400% Notes due 2027 and (iv) $300,000,000 initial principal amount of its 4.200% Notes due 2047 (collectively, the “Notes”) in connection with that certain Underwriting Agreement, dated August 9, 2017 (the “Underwriting Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed in Schedule A thereto (the “Underwriters”).

The Notes are being issued pursuant to an Indenture, dated as of July 8, 2011 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated August 7, 2017, previously filed as Exhibit 5.1 to the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)    The charter of the Company, as in effect on the date hereof, represented by the Restatement of Charter dated as of April 16, 1990 and filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on April 19, 1990, the Articles of Merger effective as of October 31, 1990 and filed of record with the SDAT on October 11, 1990, the Articles of Merger effective as of October 31, 1990 and filed of record with the SDAT on October 25, 1990, the Articles of Merger effective as of October 31, 1990 and filed of record with the SDAT on October 25, 1990, the Articles of Amendment dated as of April 1, 1992 and filed of record with the SDAT on April 9, 1992, the Articles of Merger signed on February 18, 1998 and filed of record with the SDAT on February 26, 1998, the Articles

McCormick & Company, Incorporated

August 11, 2017

Page Two

of Amendment filed of record with the SDAT on March 27, 2003, the Articles of Merger filed of record with the SDAT on November 26, 2003, the Articles of Merger filed of record with the SDAT on June 28, 2004, the Articles of Merger filed of record with the SDAT on August 18, 2004, the Articles of Merger filed of record with the SDAT on November 30, 2004, the Articles of Merger filed of record with the SDAT on November 30, 2004, and the Articles of Merger effective as of November 30, 2011 and filed of record with the SDAT on November 29, 2011 (each as attached to the Officer’s Certificate (as defined below)) (collectively, the “Charter”);

(b)    The By-laws of the Company, amended and restated as of November 29, 2016 and as in effect on the date hereof (as attached to the Officer’s Certificate) (the “By-laws”);

(c)    The Registration Statement, including the Base Prospectus contained therein;

(d)    The Preliminary Prospectus;

(e)    The Prospectus Supplement;

(f)    An executed copy of the Underwriting Agreement (as attached to the Officer’s Certificate);

(g)    An executed copy of the Indenture (as attached to the Officer’s Certificate);

(h)    The forms of global note evidencing the Notes (the “Global Notes”) (as attached to the Officer’s Certificate);

(i)    Resolutions adopted by the Company’s Board of Directors relating to, among other things, the authorization of the filing of the Registration Statement, the authorization, execution and delivery of the Indenture and the issuance of the Notes, adopted by the Board of Directors at meetings on June 28, 2011, November 2, 2015, July 13, 2017 and on August 7, 2017 (each as attached to the Officer’s Certificate);

(j)    A short form good standing certificate for the Company, dated as of the date hereof, issued by the SDAT;

(k)    A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”); and

(l)     Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (b) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the

McCormick & Company, Incorporated

August 11, 2017

Page Three

Documents is legally competent to do so; and (c) all Documents submitted to us as originals, and the conformity with originals of all documents submitted to us as certified, photostatic or telecopies or portable document file (“.PDF”) copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Officer’s Certificate to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of officers of the Company and of public officials.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)    The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

(2)    The Company has the corporate power and authority to issue and sell the Notes, perform its obligations thereunder and consummate the transactions contemplated thereby.

(3)    The Notes have been duly authorized, executed, and delivered by the Company.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)    We have assumed that the Notes conform as to form to the specimens of the Global Notes, which we have not verified by inspection of the individual Notes, and that the specimens of the Global Notes are in the form contemplated in the Indenture.

(b)    The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(c)    We have made no investigation of, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland, as currently in effect. We have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common law or other law of any nation, state, or jurisdiction.

(d)    We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(e)    This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

***

McCormick & Company, Incorporated

August 11, 2017

Page Four

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Notes. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)